EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: May 15, 2025

POINT72 ASSET MANAGEMENT, L.P.

/s/ Jason M. Colombo
Signature

Jason M. Colombo, Authorized Person
Name/Title

05/15/2025
Date

POINT72 CAPITAL ADVISORS, INC.

/s/ Jason M. Colombo
Signature

Jason M. Colombo, Authorized Person
Name/Title

05/15/2025
Date

POINT72 ITALY S.R.L.

/s/ Jade Harber
Signature

Jade Harber, Director
Name/Title

05/15/2025
Date
STEVEN A. COHEN

/s/ Jason M. Colombo
Signature

Jason M. Colombo, Authorized Person
Name/Title

05/15/2025
Date